Exhibit 99.1

(1)  The amount of shares gives effect to a 10-for-1 stock split of the common stock of Dex Media, Inc. (the "Issuer"), $0.01 par value, effected on July
     27, 2004, as disclosed on the Issuer's Amendment No. 2 to Form S-1
     Registration Statement No. 333-115489, filed with the Securities and
     Exchange Commission on June 28, 2004 (the "Registration Statement").